UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2011
ULTA SALON, COSMETICS & FRAGRANCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33764	36-3685240
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)
1000 Remington Blvd., Suite 120
Bolingbrook, Illinois 60440
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (630) 410-4800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On January 25, 2011, Ulta Salon, Cosmetics & Fragrance, Inc. (“Ulta”) entered into a Voluntary Separation and Release Agreement (the “Separation Agreement”) with Wayne L’Heureux in connection with his previously announced departure as Senior Vice President — Human Resources. Pursuant to the terms of the Separation Agreement, Mr. L’Heureux’s employment with Ulta terminated effective January 19, 2011. In consideration of Mr. L’Heureux’s execution of a release of claims in favor of Ulta, upon such release becoming effective Mr. L’Heureux will receive severance payments equal to one year’s salary, his bonus for 2010, and accelerated full vesting in 25,000 stock options that would otherwise vest on March 24, 2011.
In accordance with applicable law and the terms of the Separation Agreement, Mr. L’Heureux has the right to revoke the Separation Agreement for a period of seven days after the date on which it was executed.
Further details regarding the agreement between Mr. L’Heureux and Ulta are contained in the Separation Agreement, which is attached hereto as Exhibit 10.11 and incorporated herein by reference. This description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.11	Voluntary Separation and Release Agreement, dated as of January 25, 2011, between Ulta and Wayne L’Heureux

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA SALON, COSMETICS & FRAGRANCE, INC.
Date: January 28, 2011	By:	/s/ Robert S. Guttman
Robert S. Guttman
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.11	Voluntary Separation and Release Agreement, dated as of January 25, 2011, between Ulta and Wayne L’Heureux